Exhibit 99.1

News Release

Visit our web site at: www.streamlinehealth.net

COMPANY CONTACT:	INVESTOR CONTACT:
Robert E. Watson	John Baldissera
Chief Executive Officer	BPC Financial Marketing
(513) 794-7100	(800) 368-1217

STREAMLINE HEALTH® SOLUTIONS REPORTS Q1 RESULTS

Cincinnati, Ohio — June 7, 2012 — Streamline Health Solutions, Inc. (Nasdaq: STRM) today announced financial results for the first quarter of fiscal year 2012, ended April 30, 2012.

Highlights for the quarter included:

•	Achieved net profit of $492,000;

•	Adjusted EBITDA for first quarter 2012 was $1.7 million an increase of 172% over first quarter 2011;

•	Recurring maintenance revenues improved by 13% over the prior comparable quarter;

•

Software as a service (SaaS) revenues for the quarter increased 22% over the prior comparable quarter, excluding $490,000 of incremental SaaS revenue from the acquired operations of Interpoint Partners;

•	New sales bookings for the quarter were $4.4 million;

•	Maintenance and SaaS contract renewals for the quarter were $3.1 million;

•	Backlog at the end of the quarter was $31.4 million, which was a 78% increase from the first quarter of 2011;

Revenues for the three month period ended April 30, 2012, were $5,445,000; as compared to $4,140,000 in the comparable period of fiscal 2011. The quarterly and year to date increase was primarily attributable to revenues provided by increases in recurring maintenance and SaaS revenues.

The former Interpoint Partners, LLC business, acquired in the fourth quarter of fiscal 2011, contributed an incremental $490,000 in SaaS revenue in the first quarter of fiscal 2012. Recurring revenues from SaaS (net of Interpoint incremental revenues) and maintenance increased $203,000 and $275,000, respectively. These increases are due to annual increases, expansion of services to current clients, and additional revenue from a client that has transitioned to a direct relationship with Streamline Health.

Operating expenses for the three-month period ending April 30, 2012 were $4,773,000, compared to $4,394,000 in the comparable prior year period; an increase of $379,000 or 9% over the prior year comparable period.

As a result, Streamline Health recorded an operating profit of $672,000 or $0.07 per fully diluted share, for the three month period ended April 30, 2012 compared with an operating loss of $254,000, or ($0.03) per fully diluted share, for the prior year comparable quarter. Adjusted EBITDA* (a non-GAAP measure) for the quarter ended April 30, 2012 was $1.7 million, or $0.17 per fully diluted common share, compared to $630,000, or $0.06 per fully diluted common share in the comparable prior year quarter. A reconciliation table is provided below.

New sales bookings for the fourth quarter were $4.4 million, primarily consisting of professional services, and software as a service contracts. Maintenance and SaaS renewals or extensions were $3.1 million.

Backlog at April 30, 2012 was $31.4 million, compared with $27.4 million at January 31, 2012 and $17.7 million at April 30, 2011. The increase in the current backlog reflects significant new SaaS contract signings as well as current clients purchasing additional solutions. Additions to backlog included a five year agreement with Boston Medical Center to extend the use of our business analytics and patient financial services solutions, a renewal for a new five year agreement with Bronx-Lebanon Hospital Center, which was also transitioned to a direct agreement with Streamline Health; and a new SaaS agreement with Einstein Healthcare Network to employ our OpportunityAnyWare, ARWare, and 835 DenialWare solutions.

Robert E. Watson, President and Chief Executive Officer of Streamline Health said, “The results for the quarter, by every financial metric, clearly highlight that we are making meaningful progress in our transition to a results oriented healthcare information technology company. Needless to say, we are pleased with our progress. This quarter was a significant step forward in the transition process that began some fifteen months ago.”

Mr. Watson continued, “Continuing the trend noted in previous quarters, we are also pleased with the transition, completed during the quarter, of Bronx-Lebanon Hospital Center to a ‘direct client’ and the extension of their agreement with us for an additional five years. Also during the quarter, Einstein Healthcare Network, a ten-year client of our AccessAnyWare solution, purchased our OpportunityAnyWare solution for their clinic operations. This was the first purchase of the former Interpoint Partners’ solution by a Streamline Health client. Additionally, the purchase by Boston Medical Center of the OpportunityAnyWare solution for their clinics is an example of our team’s ability to upsell additional solutions in our installed base of clients. In conjunction with our continuing focus on managing operating expenses, we continue to make meaningful progress in our goal for Streamline Health to become a world-class healthcare information technology company.”

*	Non-GAAP Financial Measures

Streamline Health reports its financial results in accordance with generally accepted accounting principles in the United States (“GAAP”). Streamline Health’s management also evaluates and makes operating decisions using various other measures. One such measure is adjusted EBITDA, which is a non-GAAP financial measure. Streamline Health’s management believes that these measures provide useful supplemental information regarding the performance of Streamline Health’s business operations.

Streamline Health defines “adjusted EBITDA” as net earnings (loss) plus interest expense, tax expense, depreciation and amortization expense of tangible and intangible assets, and stock-based compensation expense. A table illustrating this measure is included in this publication.

Conference Call Information

Streamline Health will conduct a conference call and webcast to review the results of the first quarter of fiscal 2012 today, June 7, 2012, at 11:00 a.m. ET.

Interested parties can access the call by dialing 877-407-8037, or listen via a live Internet webcast, which can be found at www.streamlinehealth.net or http://www.investorcalendar.com/IC/CEPage.asp?ID=168741.

In addition, a replay of the conference call will be archived and available until June 29, 2012 at the following number: 877-660-6853, account number: 396 and then conference ID: 395382.

About Streamline Health

Streamline Health provides solutions that help hospitals and physician groups improve efficiencies and business processes across the enterprise to enhance and protect revenues. Our enterprise content management solutions transform unstructured data into digital assets that seamlessly integrate with disparate clinical, administrative, and financial information systems. Our business analytics solutions provide real-time access to key performance metrics that enable healthcare organizations to identify and manage opportunities to maximize financial performance. Our integrated workflow systems automate and manage critical business activities to improve organizational accountability to drive both operational and financial performance. Across the revenue cycle, our solutions offer a flexible, customizable way to optimize the clinical and financial performance of any healthcare organization. For more information visit www.streamlinehealth.net.

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995

Statements made by Streamline Health Solutions, Inc. that are not historical facts are forward-looking statements that are subject to risks and uncertainties. The forward looking statements contained herein are subject to certain risks, uncertainties and important factors that could cause actual results to differ materially from those reflected in the forward-looking statements, included herein. These risks and uncertainties include, but are not limited to, the impact of competitive products and pricing, product demand and market acceptance, new product development, key strategic alliances with vendors that resell Streamline Health products, the ability of Streamline Health to control costs, availability of products produced from third party vendors, the healthcare regulatory environment, potential changes in legislation, regulation and government funding affecting the healthcare industry, healthcare information systems budgets, availability of healthcare information systems trained personnel for implementation of new systems, as well as maintenance of legacy systems, fluctuations in operating results, effects of critical accounting policies and judgments, changes in accounting policies or procedures as may be required by the Financial Accountings Standards Board or other similar entities, changes in economic, business and market conditions impacting the healthcare industry, the markets in which Streamline Health operates and nationally, and Streamline Health’s ability to maintain compliance with the terms of its credit facilities, and other risks detailed from time to time in the Streamline Health Solutions, Inc. filings with the U. S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward looking statements, which reflect management‘s analysis only as of the date hereof. Streamline Health undertakes no obligation to publicly release the results of any revision to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Financial Tables on Following Pages

STREAMLINE HEALTH SOLUTIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months ended April 30,
	2012	2011
Revenues:
Systems sales	$353,530	$131,002
Professional services	1,122,439	1,007,054
Maintenance and support	2,351,575	2,076,907
Software as a service	1,617,589	925,059

Total revenues	5,445,133	4,140,022

Operating expenses:
Cost of systems sales	686,528	540,952
Cost of professional services	552,482	736,543
Cost of maintenance and support	725,281	597,328
Cost of software as a service	682,306	436,423
Selling, general and administrative	1,669,760	1,664,661
Product research and development	456,363	417,774

Total operating expenses	4,772,720	4,393,681

Operating income (loss)	672,413	(253,659)
Other income (expense):
Interest expense	(207,830)	(19,842)
Miscellaneous income (expense)	36,045	(4,955)

Earnings (loss) before income taxes	500,628	(278,456)
Income tax expense	(9,000)	(2,315)

Net earnings (loss)	$491,628	$(280,771)

Basic net earnings (loss) per common share	$0.05	$(0.03)

Number of shares used in basic per common share computation	10,307,259	9,649,508

Diluted net earnings (loss) per common share	$0.05	$(0.03)

Number of shares used in diluted per common share computation	10,307,259	9,649,508

STREAMLINE HEALTH SOLUTIONS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

Assets

	(Unaudited) April 30, 2012	(Audited) January 31, 2012
Current assets:
Cash and cash equivalents	$3,133,991	$2,243,054
Accounts receivable, net of allowance for doubtful accounts of $100,000 and $100,000, respectively	2,797,571	4,484,605
Contract receivables	376,150	430,370
Prepaid hardware and third party software for future delivery	22,777	38,193
Prepaid client maintenance contracts	1,027,142	788,917
Prepaid and other assets	564,523	256,104
Deferred income taxes	167,000	167,000

Total current assets	8,089,154	8,408,243

Non-current assets:
Property and equipment:
Computer equipment	3,110,035	2,892,885
Computer software	2,142,458	2,131,730
Office furniture, fixtures and equipment	756,375	756,375
Leasehold improvements	667,000	667,000

	6,675,868	6,447,990
Accumulated depreciation and amortization	(5,411,873)	(5,232,321)

Property and equipment, net	1,263,995	1,215,669
Contract receivables, less current portion	195,071	221,596
Capitalized software development costs, net of accumulated amortization of $15,447,914 and $14,805,236, respectively	9,694,496	9,830,175
Intangible assets, net	414,166	417,666
Deferred financing cost, net	126,169	145,857
Goodwill	4,060,504	4,060,504
Other, including deferred income taxes of $711,000, respectively	796,149	841,348

Total non-current assets	16,550,550	16,732,815

	$24,639,704	$25,141,058

STREAMLINE HEALTH SOLUTIONS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

Liabilities and Stockholders’ Equity

	(Unaudited) April 30, 2012	(Audited) January 31, 2012
Current liabilities:
Accounts payable	$1,033,137	$879,027
Accrued compensation	746,845	887,130
Accrued other expenses	419,670	479,526
Current portion of deferred revenues	5,374,246	6,496,938

Total current liabilities	7,573,898	8,742,621

Non-current liabilities:
Term loan	4,120,000	4,120,000
Convertible note	3,000,000	3,000,000
Contingent consideration for earn-out	1,232,720	1,232,720
Lease incentive liability, less current portion	44,611	47,193

Total non-current liabilities	8,397,331	8,399,913

Total liabilities	15,971,229	17,142,534

Stockholders’ equity:
Convertible redeemable preferred stock, $.01 par value per share, 5,000,000 shares authorized, no shares issued	—	—
Common stock, $.01 par value per share, 25,000,000 shares authorized, and 10,433,716 shares issued and outstanding, respectively	104,338	104,338
Additional paid in capital	38,539,303	38,360,980
Accumulated deficit	(29,975,166)	(30,466,794)

Total stockholders’ equity	8,668,475	7,998,524

	$24,639,704	$25,141,058

STREAMLINE HEALTH SOLUTIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Three Months Ended April 30,

(Unaudited)

	2012	2011
Operating activities:
Net earnings (loss)	$491,628	$(280,771)
Adjustments to reconcile net earnings (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	845,419	691,345
Loss on disposal of equipment	—	26,666
Stock-based compensation expense	178,323	196,967
Change in assets and liabilities:
Accounts, contract and installment receivables	1,767,779	1,042,191
Other assets	(486,029)	(209,070)
Accounts payable	154,110	26,388
Accrued expenses	(202,723)	(857,965)
Deferred revenues	(1,122,692)	(863,964)

Net cash provided by (used in) operating activities	1,625,815	(228,213)

Investing activities:
Purchases of property and equipment	(227,878)	(157,681)
Capitalization of software development costs	(507,000)	(785,000)

Net cash used in investing activities	(734,878)	(942,681)

Financing activities:
Net change under revolving credit facility	—	300,000
Payments on capital lease obligation	—	(51,338)

Net cash provided by financing activities	—	248,662

Increase (decrease) in cash and cash equivalents	890,937	(922,232)
Cash and cash equivalents at beginning of period	2,243,054	1,403,949

Cash and cash equivalents at end of period	$3,133,991	$481,717

Supplemental cash flow disclosures:
Interest paid	$127,946	$16,841

Income taxes paid	$6,920	$11,897

STREAMLINE HEALTH SOLUTIONS, INC.

Backlog

(Unaudited)

Table A

Backlog

	April 30, 2012	January 31, 2012	April 30, 2011
Streamline Health proprietary software	$94,000	$181,000	$111,000
Hardware and third party software	140,000	194,000	107,000
Professional services	5,240,000	5,945,000	4,729,000
Maintenance and support	10,973,000	10,542,000	6,550,000
Software as a service	15,000,000	10,504,000	6,199,000

Total	$31,447,000	$27,366,000	$17,696,000

STREAMLINE HEALTH SOLUTIONS, INC.

Bookings

(Unaudited)

Table B

New bookings

	Three Months Ended
	April 30, 2012
	Value	% of Total Bookings
Streamline Health Software licenses	$50,000	1%
Software as a service	3,018,000	69%
Maintenance and support	62,000	1%
Professional services	958,000	22%
Hardware & third party software	307,000	7%

Total bookings	$4,395,000	100%

STREAMLINE HEALTH SOLUTIONS, INC.

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

Table C

This press release contains a non-GAAP financial measure under the rules of the U.S. Securities and Exchange Commission for adjusted EBITDA. This non-GAAP information supplements and is not intended to represent a measure of performance in accordance with disclosures required by generally accepted accounting principles. Non-GAAP financial measures are used internally to manage the business, such as in establishing an annual operating budget. Non-GAAP financial measures are used by Streamline Health’s management in its operating and financial decision-making because management believes these measures reflect ongoing business in a manner that allows meaningful period-to-period comparisons. Accordingly, Streamline Health believes it is useful for investors and others to review both GAAP and non-GAAP measures in order to (a) understand and evaluate current operating performance and future prospects in the same manner as management does and (b) compare in a consistent manner the company’s current financial results with past financial results. The primary limitations associated with the use of non-GAAP financial measures are that these measures may not be directly comparable to the amounts reported by other companies and they do not include all items of income and expense that affect operations. The Company’s management compensates for these limitations by considering the company’s financial results and outlook as determined in accordance with GAAP and by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures in the tables attached to this press release.

Reconciliation of net earnings (loss) to non-GAAP adjusted EBITDA (in thousands)

Adjusted EBITDA Reconciliation	Three Months Ended,
	April 30, 2012	April 30, 2011
Net earnings (loss)	$492	$(281)
Interest expense	208	20
Income tax expense	9	2
Depreciation	180	198
Amortization of capitalized software development costs	643	494
Amortization of intangible assets	3	—

EBITDA	1,535	433

Stock-based compensation expense	178	197

Adjusted EBITDA	$1,713	$630

Adjusted EBITDA per diluted share
Earnings (loss) per share—diluted	$0.05	$(0.03)

Adjusted EBITDA per adjusted diluted share	$0.17	$0.06

Diluted weighted average shares	10,307,259	9,649,508
Includable incremental shares—adjusted EBITDA (1)	—	8,108

Adjusted diluted shares	10,307,259	9,657,616

(1)	The number of incremental shares that would be dilutive under profit assumption, only applicable under a GAAP net loss. If GAAP profit is earned in the current period, no additional incremental shares are assumed. If negative adjusted EBITDA is incurred, no additional incremental shares are assumed for adjusted diluted shares.